UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2016 (June 27, 2016)

KINGOLD JEWELRY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15819	13-3883101
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 Huangpu Science and Technology Park Jiang’an District Wuhan, Hubei Province, PRC		430023
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (011) 86 27 65694977

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

1. Park Transfer Contract

On June 27, 2016, to move away from the real estate industry and to solely focus on its jewelry business, Wuhan Kingold Jewelry Company Limited (“Wuhan Kingold”), the controlled subsidiary of the Registrant, entered into a contract to transfer the contractual rights and obligations (the “Transfer Contract”) with Wuhan Lianfuda Investment Management Co., Ltd. (“Wuhan Lianfuda”). Through the Transfer Contract, Wuhan Kingold sold all of its interest in the Shanghai Creative Industry Park, or the Kingold Jewelry Cultural Industry Park (the “Jewelry Park”) to Wuhan Lianfuda.

Pursuant to the Transfer Contract, Wuhan Lianfuda has paid Wuhan Kingold RMB 1.14 billion (approximately US $171 million). This amount includes (1) RMB 640 million (approximately US $96 million) for the share acquisition fees and the construction fees that Wuhan Kingold has paid to Wuhan Wansheng House Purchasing Limited (“Wuhan Wansheng”), according to an acquisition agreement (the “Acquisition Agreement”) signed among Wuhan Kingold, Wuhan Wansheng and Wuhan Huayuan Science and Technology Development Limited Company (“Wuhan Huayuan”) on October 23, 2013; and (2) transfer fees of RMB 500 million (approximately US $75 million). In addition, Wuhan Kingold transfers and Wuhan Lianfuda receives, all the rights and obligations in the Acquisition Agreement, including 60% stock rights of Wuhan Huayuan. Wuhan Lianfuda will undertake Wuhan Kingold’s remaining payment obligation of RMB 360 million (approximately US $54 million) stipulated in the Acquisition Agreement. According to an evaluation report issued by an independent evaluation agency, the evaluated value of the Jewelry Park on June 26, 2016 was approximately RMB 1.48 billion (approximately US $221 million).

On October 29, 2013, the Registrant filed a current report on Form 8-K disclosing the Acquisition Agreement. Pursuant to the Acquisition Agreement as amended, Wuhan Kingold acquired the operating rights for 66,667 square meters (approximately 717,598 square feet, or 16.5 acres) of industrial land for development of the Jewelry Park for approximately RMB 1.0 billion (approximately US $150 million) from Wuhan Wansheng, and authorized Wuhan Wansheng, as an agent, to complete construction of the Jewelry Park. Upon completion of the whole project, Wuhan Kingold would have 100% ownership of the properties situated on the land.

Before the Transfer Contract was signed, the project was in the process of final inspection, acceptance and filing for the record. Wuhan Kingold had paid RMB 640 million (approximately US $96 million) for the share acquisition fees and the construction fees to Wuhan Wansheng and Wuhan Wansheng had transferred 60% of the stock rights of Wuhan Huayuan to Wuhan Kingold. Wuhan Wansheng and Wuhan Huayuan issued the consent of Jewelry Park transfer to Wuhan Kingold on the day when the Transfer Contract was signed.

One of the Registrant’s pervious independent director nominees, Mr. Xin Li, is the general manager of Wuhan Lianfuda. Based on the information presented to the board of directors of the Registrant (the “Board”), the Board has determined that Mr. Xin Li does not satisfy the definition of “independent” within the meaning of NASDAQ Rule 5605(a)(2) and Rule 10A-3(b)(1) under the Securities Exchange Act, 1934, as amended. Mr. Li has withdrawn his consent to serve on the Board, and the Board has removed him from nomination of election the Board at the Registrant’s 2016 annual meeting. The Registrant will amend its proxy materials accordingly.

The entry into the Acquisition Agreement is not a related party transaction, because although one of the Registrant’s previous independent director nominees, Mr. Xin Li, is a 15% shareholder and a director of Wuhan Lianfuda, the Board has removed him from nomination of election to the Board at the Registrant’s 2016 annual meeting.

An English translation of the Transfer Contract is filed herewith as Exhibit 10.1. The foregoing summary of the Transfer Contract is qualified in its entirety by reference to the text of such agreement, which is incorporated by reference herein.

2. Office Lease and Store Lease

On June 27, 2016, Wuhan Kingold signed following leases with Wuhan Huayuan to rent certain space at the Jewelry Park (address: 8 Hanhuang Rd, Jiang’an District, Wuhan, Hubei Province, PRC 430010) as its new headquarters. The aggregated monthly rent is RMB 143,200 (approximately US $21,400) and the aggregated yearly rent is RMB 1,718,400 (approximately US $256,800). Wuhan Kingold plans to move its headquarter office to the Jewelry Park in August 2016 and move the store to the Jewelry Park in October 2016. The building currently used as the headquarters (address: Te 15 Huangpu Science and Technology Park, Jiang’an District, Wuhan, Hubei Province, PRC 430023) will be used as Wuhan Kingold’s factory.

Usage	Location	Floor Area	Term	Monthly Rent
Office	F/L 10, Tower A, Building 7 of the Jewelry Park	1,200 square meters	5 years (July 1, 2016 to June 30, 2021)	RMB 48,000
Store	No. 6 store, Building 1 of the Jewelry Park	340 square meters	5 years (October 1, 2016 to September 30, 2021)	RMB 95,200

The entry of the leases is not related party transaction since Wuhan Kingold owned 60% stock rights of Wuhan Huayuan when they signed the leases.

The English translations of the office lease and the store lease are filed herewith as Exhibit 10.2 and 10.3, respectively. The foregoing summary of the leases is qualified in its entirety by reference to the text of such leases, which are incorporated by reference herein.

Item 8.01	Other Events.

On July 29, 2016, Kingold issued a press release announcing the entry of the Transfer Contract and the leases. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Contract to Transfer the Contractual Rights and Obligations (English translation), dated June 27, 2016, between Wuhan Kingold Jewelry Company Limited and Wuhan Lianfuda Investment Management Co., Ltd.
10.2	Office Lease (English translation), dated June 27, 2016, between Wuhan Kingold Jewelry Company Limited and Wuhan Huayuan Science and Technology Development Limited Company
10.3	Store Lease (English translation), dated June 27, 2016, between Wuhan Kingold Jewelry Company Limited and Wuhan Huayuan Science and Technology Development Limited Company
99.1	Press release of Kingold Jewelry, Inc., dated July 29, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINGOLD JEWELRY, INC.

By:	/s/ Bin Liu
Name: Bin Liu Title: Chief Financial Officer

Date: July 29, 2016